Exhibit 99.1

Covanta Holding Corporation Announces

Pricing of Senior Notes due 2022

MORRISTOWN, NJ, March 8, 2012 – Covanta Holding Corporation, a Delaware corporation (NYSE:CVA) (the “Company” or “Covanta”), today announced the pricing of its underwritten registered public offering of $400 million aggregate principal amount of senior notes due 2022 (the “Note Offering”). Interest on the notes is payable semiannually on April 1 and October 1, beginning on October 1, 2012; the notes will mature on October 1, 2022. The notes will be issued at 100% of par value, with a coupon of 6.375%. The offering was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on December 15, 2011, subject to certain closing conditions.

The Company intends to use the net proceeds of the Note Offering to repay a portion of the amounts outstanding under Covanta Energy Corporation’s existing term loan.

Morgan Stanley & Co. LLC and BofA Merrill Lynch are acting as joint bookrunning managers in the Note Offering. A copy of the prospectus supplement and prospectus relating to these securities may be obtained, when available, by contacting Morgan Stanley & Co. LLC at 1585 Broadway, New York, NY 10036, Attention: High Yield Syndicate Desk or by email: prospectus@ms.com or BofA Merrill Lynch at 4 World Financial Center, New York, NY 10080, 800-294-1322, Attention: Syndicate Operations or by email: dg.prospectus_requests@baml.com.

This press release is for informational purposes only and is not an offer to buy or sell or the solicitation of an offer to buy or sell with respect to any securities. The Note Offering may be made only by means of a prospectus supplement and the accompanying prospectus. The Note Offering is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction or is otherwise prohibited.

About Covanta

Covanta Energy is an internationally recognized owner and operator of large-scale Energy-from-Waste and renewable energy projects and a recipient of the Energy Innovator Award from the U.S. Department of Energy’s Office of Energy Efficiency and Renewable Energy. Covanta’s 46 Energy-from-Waste facilities provide communities with an environmentally sound solution to their solid waste disposal needs by using that municipal solid waste to generate clean, renewable energy. Annually, Covanta’s modern Energy-from-Waste facilities safely and securely convert approximately 20 million tons of waste into 9 million megawatt hours of clean renewable electricity and create more than 9 billion pounds of steam that are sold to a variety of industries.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in global markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not successfully grow its business as expected or close its announced or planned acquisitions or projects in development, and those factors, risks and uncertainties that are described in periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Investor Contacts

Alan Katz

1.862.345.5456

Clare Rauseo

1.862.345.5236

IR@covantaenergy.com

Media Contact

James Regan

1.862.345.5216